Exhibit (j)(6)

HIGHLAND FUNDS I

HIGHLAND FUNDS II

POWER OF ATTORNEY

Highland Funds I and Highland Funds II (collectively, the “Trusts”) and the undersigned Secretary, Principal Accounting Officer and Principal Financial Officer constitutes and appoints each of J. Bradley Ross, Dustin Norris and Frank Waterhouse (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any and all the capacities to make, execute and sign on behalf of any series of a Trust the registration statement of the Trust and any and all amendments and supplements to the registration statement on Forms N-1A and N-14 under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended; and to file any of the foregoing and any and all exhibits and other documents requisite in connection therewith with the U.S. Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the Trusts, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as to the undersigned officers themselves might or could do.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each Trust has caused this Power of Attorney to be executed in its name by its President and Principal Executive Officer and Assistant Treasurer and attested by its Treasurer, and the undersigned Secretary, Principal Accounting Officer and Principal Financial Officer has hereunto set his hand this 4th day of February 2016.

/s/ J. Bradley Ross	/s/ Dustin Norris
J. Bradley Ross	Dustin Norris
President and Principal Executive Officer	Assistant Treasurer

ATTEST

/s/ Frank Waterhouse
Frank Waterhouse
Treasurer

SECRETARY, PRINCIPAL ACCOUNTING OFFICER AND PRINCIPAL FINANCIAL OFFICER:

/s/ Brian Mitts
Brian Mitts